Exhibit (n)(5)

POWER OF ATTORNEY

Each officer and director of Owl Rock Technology Income Corp. whose signature appears below constitutes and appoints Craig W. Packer, Bryan Cole and Jonathan Lamm, and each of them to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2023. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

*	Chief Executive Officer, President and Director
Craig W. Packer

*	Chairman of the Board, Director
Edward D’Alelio

*	Director
Melissa Weiler

*	Director
Christopher M. Temple

*	Director
Eric Kaye

*	Director
Victor Woolridge

*	Director and Executive Vice President
Alan Kirshenbaum

/s/ Bryan Cole	Chief Operating Officer and Chief Financial Officer
Bryan Cole

*	Co-Treasurer and Co-Chief Accounting Office
Matthew Swatt

*	Co-Treasurer and Co-Chief Accounting Office
Shari Withem

/s/ Jennifer McMillon	Co-Treasurer and Co-Chief Accounting Office
Jennifer McMillon

*	Signed by Bryan Cole pursuant to powers of attorney signed by each individual and filed with this Registration Statement on October 6, 2021 and January 7, 2022.